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                                    EXHIBIT B

                          COURT SQUARE CAPITAL LIMITED



DIRECTORS

William T. Comfort
Michael A. Delaney
Thomas F. McWilliams
Paul C. Schorr
Ann Goodbody
Mary Lynn Putney



OFFICERS                       TITLE

William T. Comfort             Senior Vice President
Byron L. Knief                 Senior Vice President
Michael T. Bradley             Vice President
Charles E. Corpening           Vice President
Michael A. Delaney             Vice President*
Ian D. Highet                  Vice President
David Y. Howe                  Vice President
Richard E. Mayberry            Vice President
Thomas F. McWilliams           Vice President*
M. Saleem Muqaddam             Vice President
Paul C. Schorr                 Vice President*
Joseph M. Silvestri            Vice President
David F. Thomas                Vice President*
James A. Urry                  Vice President
John D. Weber                  Vice President
Lauren M. Connelly             Vice President and Secretary
Michael S. Gollner             Vice President
Anthony P. Mirra               Vice President and Assistant Secretary
Darryl A. Johnson              Assistant Vice President






*Denotes the functional title of Managing Director.



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                                    EXHIBIT B

                                 CITIGROUP INC.



OFFICERS                       TITLE

C. Michael Armstrong           Director
Alain J. P. Belda              Director (Brazil)
Kenneth J. Bialkin             Director
Kenneth T. Derr                Director
John M. Deutch                 Director
The Honorable Gerald R. Ford   Director
Ann Dribble Jordan             Director
Robert I. Lipp                 Director and Executive Officer
Reuben Mark                    Director
Michael T. Masin               Director
Dudley C. Mecum                Director
Ricard D. Parsons              Director
Andrall E. Pearson             Director
Robert E. Rubin                Director and Executive Officer
Franklin A. Thomas             Director
Sanford I. Weill               Director and Executive Officer
Arthur Zankel                  Director
Winifred F. W. Bischoff        Executive Officer (United Kingdom)
Michael A. Carpenter           Executive Officer
Paul J. Collins                Executive Officer
Michael D'Ambrose              Executive Officer
Jay S. Fishman                 Executive Officer
Michael B. G. Froman           Executive Officer
Thomas Wade Johns              Executive Officer
Marjorie Magner                Executive Officer
Deryck C. Maughan              Executive Officer (United Kingdom)
Victor J. Menezes              Executive Officer (India)
Charles O. Prince, III         Executive Officer
Whilliam R. Rhodes             Executive Officer
Petros Sabatacakis             Executive Officer
Todd S. Thomson                Executive Officer
Thomas Trainer                 Executive Officer
Marc P. Weill                  Executive Officer
Robert B. Willumstad           Executive Officer
Barbara A. Yastine             Executive Officer